                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement

|_| CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

|X|      Definitive Proxy Statement

|_|      Definitive Additional Materials

|_|      Soliciting Material Pursuant to Section 240.14a-12


                              MOLDFLOW CORPORATION
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:


         (2)      Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         (4)      Proposed maximum aggregate value of transaction:


         (5)      Total fee paid:


|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:


         (2)      Form, Schedule or Registration Statement No.:


         (3)      Filing Party:


         (4)      Date Filed:

                                     [LOGO]

                              MOLDFLOW CORPORATION
                              430 BOSTON POST ROAD
                          WAYLAND, MASSACHUSETTS 01778

                                                                 October 1, 2002

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Moldflow Corporation (the "Annual Meeting") to be held on Tuesday, November 19, 2002, at 10:00 am local time, at the Company's headquarters at 430 Boston Post Road, Wayland, MA 01778.

    The Annual Meeting has been called for the purpose of (i) electing one Class II Director for a three-year term, (ii) approving an amendment to the Moldflow Corporation 2000 Stock Option and Incentive Plan ("2000 Option Plan") to increase the number of shares available for issuance by 1,500,000 and
(iii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on September 24, 2002 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

    The Board of Directors of the Company recommends that you vote "FOR" the election of the nominee of the Board of Directors as a Director of the Company and "FOR" the amendment to the 2000 Option Plan.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE ENCLOSED PROXY CARD; (2) GO TO THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; OR (3) MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. VOTES SUBMITTED VIA THE INTERNET OR BY TELEPHONE MUST BE RECEIVED BY 12:00 MIDNIGHT UNITED STATES EASTERN STANDARD TIME ON NOVEMBER 18, 2002. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY.

                                          Sincerely,

                                          /S/ A. ROLAND THOMAS

                                          A. Roland Thomas
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                              MOLDFLOW CORPORATION
                              430 BOSTON POST ROAD
                               WAYLAND, MA 01778
                                 (508) 358-5848

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON TUESDAY, NOVEMBER 19, 2002

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Moldflow Corporation (the "Company") will be held on Tuesday, November 19, 2002, at 10:00 am local time, at the Company's headquarters at 430 Boston Post Road, Wayland, Massachusetts 01778 (the "Annual Meeting"), for the purpose of considering and voting upon:

       1.  The election of a Class II Director for a three-year term;

       2. The amendment of the Moldflow Corporation 2000 Stock Option and Incentive Plan; and

       3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on September 24, 2002 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

    In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                          By Order of the Board of Directors,

                                          /S/ LORI M. HENDERSON

                                          Lori M. Henderson
                                          SECRETARY, VICE PRESIDENT AND
                                          GENERAL COUNSEL

Wayland, MA
October 1, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE ENCLOSED PROXY CARD; (2) GO TO THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; OR (3) MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. VOTES SUBMITTED VIA THE INTERNET OR BY TELEPHONE MUST BE RECEIVED BY 12:00 MIDNIGHT UNITED STATES EASTERN STANDARD TIME ON NOVEMBER 18, 2002. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY.

                              MOLDFLOW CORPORATION
                              430 BOSTON POST ROAD
                          WAYLAND, MASSACHUSETTS 01778
                                 (508) 358-5848

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD ON TUESDAY, NOVEMBER 19, 2002

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Moldflow Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, November 19, 2002 at 10:00 a.m. local time, at the Company's headquarters at 430 Boston Post Road, Wayland, Massachusetts 01778, and any adjournments or postponements thereof (the "Annual Meeting").

    At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

       1. The election of a Class III Director for a three-year term, such term to continue until the annual meeting of stockholders in 2005 and until such Director's successor is duly elected and qualified;

       2. The amendment of the Moldflow Corporation 2000 Stock Option and Incentive Plan ("2000 Option Plan") in order to increase the number of shares available for issuance thereunder by 1,500,000; and

       3. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

    The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about October 1, 2002 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on September 24, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 9,970,384 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 84 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

    The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

    The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of the nominee as a Director of the Company. The affirmative vote of holders of a majority of the votes cast by holders of Common Stock present or represented and entitled to vote on the matter is required for the approval of the proposed amendment to the Company's 2000 Option Plan. Abstentions and broker non-votes will not be counted as voting with respect to the election of the Director nominee or the amendment to the Company's 2000 Option Plan and, therefore, will not have an effect on the election of the Director nominee or the amendment of the Company's 2000 Option Plan.

    STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. YOU MAY ALSO VOTE BY TELEPHONE OR ON THE INTERNET IN ACCORDANCE WITH THE PROCEDURES ON THE PROXY CARD. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE FOR DIRECTOR LISTED IN THIS PROXY STATEMENT AND "FOR" THE AMENDMENT TO THE COMPANY'S 2000 OPTION PLAN. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH HEREIN WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS. THE TELEPHONE AND INTERNET VOTING PROCEDURES ARE DESIGNED TO AUTHENTICATE STOCKHOLDERS' IDENTITIES, TO ALLOW STOCKHOLDERS TO GIVE THEIR VOTING INSTRUCTIONS AND TO CONFIRM THAT STOCKHOLDERS' INSTRUCTIONS HAVE BEEN RECORDED PROPERLY. COUNSEL HAS ADVISED THE COMPANY THAT THE INTERNET VOTING PROCEDURES MADE AVAILABLE ARE CONSISTENT WITH THE REQUIREMENTS OF APPLICABLE LAW. STOCKHOLDERS VOTING VIA THE INTERNET SHOULD UNDERSTAND THAT THERE MAY BE COSTS ASSOCIATED WITH ELECTRONIC ACCESS, SUCH AS USAGE CHARGES FROM INTERNET ACCESS PROVIDERS AND TELEPHONE COMPANIES, THAT MUST BE BORNE BY THE STOCKHOLDER.

    Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

    The Annual Report of the Company, including financial statements for the fiscal year ended June 30, 2002 ("Fiscal 2002"), is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

           DISCUSSION OF PROPOSALS RECOMMENDED BY BOARD OF DIRECTORS

PROPOSAL 1  ELECTION OF DIRECTOR

    The Board of Directors of the Company currently consists of seven members and is divided into three classes, with three Directors in Class I, two Directors in Class II and two Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting. Dr. Charpie, a Class III Director, will retire from the Board of Directors effective the date of the Annual Meeting. The Board intends to fill this vacancy and elect an additional independent
Class III Director.

    At the Annual Meeting, the remaining Class III Director will be elected to serve until the annual meeting of stockholders in 2005. The Board of Directors has nominated Roger E. Brooks for re-election as a Class III Director. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Mr. Brooks as a Director. The nominee has agreed to stand for re-election and to serve, if elected, as a Director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of the nominee as a Director of the Company.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE OF THE BOARD OF DIRECTORS AS A DIRECTOR OF THE COMPANY.

PROPOSAL 2  AMENDMENT OF MOLDFLOW CORPORATION 2000 STOCK OPTION AND INCENTIVE
  PLAN

    In September 2002, the Board of Directors voted to amend the 2000 Stock Option and Incentive Plan (the "2000 Option Plan") and is recommending this amendment to our stockholders for approval. Such amendment would become effective following approval by stockholders.

    The amendment to the 2000 Option Plan would authorize the Company to issue up to an additional 1,500,000 shares of Common Stock pursuant to various stock incentive awards under the 2000 Option Plan. Under the terms of the 2000 Option Plan, as of each June 30 and December 31, an additional number equal to twenty percent (20%) of the shares of Common Stock issued by the Company in the previous six-month period (the "Renewal Shares") is added to the total number of shares of Common Stock reserved and available for issuance under the 2000 Option Plan. Giving effect to (i) the addition of 1,500,000 shares and (ii) the semiannual addition of shares to the 2000 Option Plan through the six-month period ended June 30, 2002, the total reserved shares authorized to be issued under the 2000 Option Plan (including shares issuable under outstanding options) will be increased to 3,673,536 shares. The number of shares of Common Stock reserved for issuance under the 2000 Option Plan is subject to adjustment for stock splits, stock dividends and similar events.

    Based solely on the closing price of Common Stock as reported on the NASDAQ National Market on September 23, 2002 of $4.72 per share, the maximum aggregate market value of the additional 1,500,000 shares of Common Stock reserved for issuance under the 2000 Option Plan would be $7,080,000.

REASONS FOR AMENDMENT

    The Board of Directors believes that stock options and other stock-based awards play an important role in the success of the Company by encouraging and enabling the officers, employees, non-employee Directors and other key persons of the Company and its subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. The Board anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of participants in the 2000 Option Plan with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

    The Board of Directors believes that the remaining number of shares of Common Stock reserved for issuance under the 2000 Option Plan is not sufficient for future granting needs. The 2000 Option Plan was originally adopted by the Board of Directors in January 2000 and approved by the stockholders in February 2000. Since that time, the Company has not added further shares to the 2000 Option Plan, other than the Renewal Shares discussed above. In August 2002, in connection with Mr. Thomas' promotion to President and Chief Executive Officer, he was granted an option to purchase 200,000 shares of Common Stock. At the same time, a broad based grant to substantially all of our employees, including our executive officers, was also made, consistent with the Company's past practice.

    As of September 15, 2002, there were outstanding options to purchase 2,146,971 shares of Common Stock, which have been granted under the 2000 Option Plan but remain unexercised. These outstanding options have a weighted average exercise price of $10.10. Of these shares, 347,777 were exercisable as of September 15, 2002. There were 26,565 shares which remained available for grant under the 2000 Option Plan. The amendment to the 2000 Option Plan is necessary to provide for an adequate number of shares of Common Stock available for future grant under the 2000 Option Plan. Accordingly, our Board of Directors has voted, subject to stockholder approval, to amend the 2000 Option Plan.

SUMMARY OF THE 2000 OPTION PLAN

    The following description of the material terms of the 2000 Option Plan is intended to be a summary only and does not describe every provision of the 2000 Option Plan. This summary is qualified in its entirety by the full text of the 2000 Option Plan and the proposed amendment thereto, attached hereto as Exhibit A.

    2000 OPTION PLAN ADMINISTRATION. The 2000 Option Plan provides for administration by a committee of not fewer than two non-employee Directors (the "Administrator"), as appointed by the Board of Directors from time to time. The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2000 Option Plan. The Administrator may permit Common Stock, and other amounts payable pursuant to an award, to be deferred. In such instances, the Administrator may permit interest, dividend or deemed dividends to be credited to the amount of deferrals.

    ELIGIBILITY AND LIMITATIONS ON GRANTS. All officers, employees, non-employee Directors and other key persons of the Company and its subsidiaries are eligible to participate in the 2000 Option Plan, subject to the discretion of the Administrator. The number of individuals potentially eligible to participate in the 2000 Option Plan is approximately 250 persons.

    The maximum award of stock options or stock appreciation rights (or combination thereof) granted to any one individual will not exceed 1,000,000 shares of Common Stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of Restricted Stock, Deferred Stock or Performance Shares granted to an individual is intended to qualify as "performance based compensation" under Section 162(m) of the Internal Revenue Code (the "Code"), then the maximum award shall not exceed 500,000 shares of Common Stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle.

    STOCK OPTIONS. Options granted under the 2000 Option Plan may be either Incentive Stock Options ("Incentive Options") (within the meaning of
Section 422 of the Code) or Non-Qualified Stock Options ("Non-Qualified Options"). Incentive Options may be granted only to employees of the Company or any Subsidiary. Options granted under the 2000 Option Plan will be Non-Qualified Options if they (i) fail to qualify as Incentive Options, (ii) are granted to a person not eligible to receive Incentive Options under the Code, or
(iii) otherwise so provide. Non-Qualified Options may be granted to persons eligible to receive Incentive Options and to non-employee Directors and other key persons.

    OTHER OPTION TERMS. The Administrator has authority to determine the terms of options granted under the 2000 Option Plan. Generally, options are granted with an exercise price that is not less than the fair market value of the shares of Common Stock on the date of the option grant, in the case of Incentive Options, or 85% of the fair market value of the shares of Common Stock on the date of the option grant, in the case of Non-Qualified Options.

    The term of each option will be fixed by the Administrator and may not exceed ten years from date of grant. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the 2000 Option Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the 2000 Option Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

    Options granted under the 2000 Option Plan may be exercised for cash or, if permitted by the Administrator, by transfer to the Company (either actually or by attestation) of shares of Common Stock which are not then subject to restrictions under any Company stock plan, which have been held by the optionee for at least six months or were purchased on the open market, and which have a fair market value equivalent to the option exercise price of the shares being purchased, or by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to the Company.

    At the discretion of the Administrator, stock options granted under the 2000 Option Plan may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of shares of Common Stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the Common Stock on the date the additional stock option is granted) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to maintain any equity interest in the Company without dilution. To date, however, the Company has not utilized the reload feature in any option grant.

    To qualify as Incentive Options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

    STOCK OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS. The 2000 Option Plan provides for the automatic grant of Non-Qualified Options to non-employee Directors. Each non-employee Director who is first elected to serve as a Director, on the fifth business day after his election, shall be granted a Non-Qualified Option to acquire 10,000 shares of Common Stock of the Company. Each non-employee Director who is serving as a Director of the Company on the fifth business day after every second annual meeting of stockholders will automatically be granted on such day a Non-Qualified Option to acquire 10,000 shares of Common Stock. The exercise price of each such Non-Qualified Option is the fair market value of Common Stock on the date of grant. Fifty percent (50%) of such Non-Qualified Option is exercisable on the first anniversary of the grant date and the remaining 50% shall become exercisable on the second anniversary of the grant date. Such Non-Qualified Options will expire ten years from the date of grant. The Administrator may also make discretionary grants of Non-Qualified Options to non-employee Directors.

    STOCK APPRECIATION RIGHTS. The Administrator may award a stock appreciation right ("SAR") either as a freestanding award or in tandem with a stock option. Upon exercise of the SAR, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of Common Stock over the exercise price per share specified in the related stock option (or, in the case of a freestanding SAR, the price per share specified in such right) times the number of shares of Common Stock with respect to which the SAR is exercised. This amount may be paid in cash, Common Stock, or a combination thereof, as determined by the Administrator.

    RESTRICTED STOCK AWARDS. The Administrator may grant shares, at a purchase price determined by the Administrator, of Common Stock to any participant subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with the Company through a specified vesting period. The vesting period shall be determined by the Administrator. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted stock.

    DEFERRED STOCK AWARDS. The Administrator also may award phantom stock units as deferred stock awards to participants. The deferred stock awards are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. During the deferral period, subject to terms and conditions imposed by the Administrator, the deferred stock awards may be credited with dividend equivalent rights. Subject to the consent of the Administrator, a participant may make an advance election to receive a portion of his or her compensation or restricted stock award otherwise due in the form of a deferred stock award.

    UNRESTRICTED STOCK AWARDS. The Administrator may also grant shares (at no cost or for a purchase price determined by the Administrator) of Common Stock which are free from any restrictions under the 2000 Option Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant.

    PERFORMANCE SHARE AWARDS. The Administrator may grant performance share awards to any participant which entitle the recipient to receive shares of Common Stock upon the achievement of specified performance goals and such other conditions as the Administrator shall determine.

    DIVIDEND EQUIVALENT RIGHTS. The Administrator may grant dividend equivalent rights which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the 2000 Option Plan may be paid currently or be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional dividend equivalent rights at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under our dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.

    TAX WITHHOLDING. Participants under the 2000 Option Plan are responsible for the payment of any federal, state or local taxes which we are required by United States law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing us to withhold shares of Common Stock to be issued pursuant to an option exercise or other award, or by transferring to the Company shares of Common Stock having a value equal to the amount of such taxes.

    CHANGE OF CONTROL PROVISIONS. The 2000 Option Plan provides that in the event of a "change of control" as defined in the 2000 Option Plan, the Administrator may specify or determine that all stock options and SARs will automatically become fully exercisable and/or that the restrictions and conditions on all awards of restricted stock, deferred stock awards and performance share awards will automatically be deemed waived.

    ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS, ETC. The 2000 Option Plan authorizes the Administrator to make appropriate adjustments to the number of shares of Common Stock that are subject to the 2000 Option Plan and to any outstanding stock options and SARs to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of the Company, the 2000 Option Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding stock options or other awards.

    AMENDMENTS AND TERMINATION. The Board of Directors may at any time amend or discontinue the 2000 Option Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder's consent. To the extent required by the Code to ensure that options granted under the 2000 Option Plan qualify as Incentive Options or that compensation earned under stock options granted under the 2000 Option Plan qualify as performance-based compensation under the Code, 2000 Option Plan amendments shall be subject to approval by our stockholders.

NEW 2000 OPTION PLAN BENEFITS

    No grants have been made with respect to the additional shares of Common Stock to be reserved for issuance under the 2000 Option Plan. The number of shares of Common Stock that may be granted to executive officers and all employees including non-executive officers is indeterminable at this time, as such grants are subject to the discretion of the Administrator. The number of shares of Common Stock that may be granted to all current Directors who are not executive officers is indeterminable at this time, as such grants are subject to the discretion of the Administrator, other than the automatic grants to non-employee Directors, which benefits are set forth in the following table:

                     MOLDFLOW CORPORATION 2000 STOCK OPTION
                               AND INCENTIVE PLAN

NAME AND POSITION                    DOLLAR VALUE ($)                NUMBER OF UNITS
-----------------              -----------------------------  -----------------------------
Non-Employee Director          The dollar value will be       Option for each to purchase
  Group......................  based upon the fair market     10,000 shares of Common Stock
                               value of Common Stock on       to be granted on
                               November 26, 2002.             November 26, 2002.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

    The following is a summary of the principal federal income tax consequences of transactions under the 2000 Option Plan. It does not describe all United States federal tax consequences under the 2000 Option Plan, nor does it describe foreign, state or local tax consequences.

    INCENTIVE OPTIONS. No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If shares of Common Stock issued to an optionee pursuant to the exercise of an Incentive Option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Company for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

    If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Common Stock.

    If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

    NON-QUALIFIED OPTIONS. With respect to Non-Qualified Options under the 2000 Option Plan, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of Common Stock.

    PARACHUTE PAYMENTS. The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

    LIMITATION ON THE COMPANY'S DEDUCTIONS. As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the 2000 Option Plan may be limited to the extent that a Covered Employee receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of
Section 162(m) of the Code).

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of holders of a majority of the votes cast by holders of Common Stock present or represented and entitled to vote on the matter is required for the approval of the proposed amendment to the Company's 2000 Option Plan.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2000 OPTION PLAN.

                      EQUITY COMPENSATION PLAN INFORMATION

    The Company maintains two equity compensation plans in the form of stock option incentive plans, each of which have been approved by the stockholders of the Company. The following table details information on securities authorized for issuance under the Company's 2000 Option Plan and the Company's 1997 Equity Incentive Plan as of June 30, 2002, exclusive of the proposed increase in the number of shares as set forth in Proposal 2 above. The table below does not include stock option grants, exercises or cancellations since June 30, 2002. The Company stopped issuing options or other equity grants under the 1997 Equity Incentive Plan upon the adoption of the 2000 Option Plan, however, there are options outstanding under the 1997 Equity Incentive Plan.

                                                                                                 NUMBER OF
                                                                                                SECURITIES
                                                       NUMBER OF                            REMAINING AVAILABLE
                                                   SECURITIES TO BE     WEIGHTED-AVERAGE    FOR FUTURE ISSUANCE
                                                      ISSUED UPON       EXERCISE PRICE OF      UNDER EQUITY
                                                      EXERCISE OF          OUTSTANDING         COMPENSATION
PLAN CATEGORY                                     OUTSTANDING OPTIONS        OPTIONS               PLANS
-------------                                     -------------------   -----------------   -------------------
Equity compensation plans approved by security
  holders.......................................       1,618,975             $12.23              1,017,961
Equity compensation plans not approved by
  security holders..............................               0                N/A                      0

                        INFORMATION REGARDING DIRECTORS

    The Board of Directors of the Company held seven (7) meetings during Fiscal 2002. During Fiscal 2002, each of the incumbent Directors then serving as a Director attended at least 75% of the total number of meetings of the Board and of the committees of which he was a member, with the exception of Mr. Schechter who attended 72% of the meetings of the Board of Directors. The Board of Directors has established an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee"). The Audit Committee recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the performance of the independent accountants in the annual audit and in assignments unrelated to the audit and reviews the fees of the independent accountants. The Audit Committee also reviews the scope and results of the audit with the independent accountants, reviews our financial disclosures, reviews with management and the independent accountants the Company's annual operating results and considers the adequacy of the internal accounting procedures. The Audit Committee operates under a written charter adopted by the Board of Directors that is attached as Appendix B to this proxy statement. The Audit Committee currently consists of Messrs. Schechter, Brooks and Haydu and held seven (7) meetings during Fiscal 2002. The members of the Audit Committee are "independent directors" under the rules of the NASDAQ Stock Market governing the qualifications of members of the Audit Committee.

    The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the 2000 Option Plan and takes such other action as may be required in connection with the Company's compensation and incentive plans. The Compensation Committee currently consists of Messrs. Schechter and Yie and held one meeting during Fiscal 2002.

    Non-employee Directors (the "Independent Directors") receive a quarterly fee of $2,000 plus a fee of $250 for each meeting of a committee of the Board of Directors that they attend in person or by telephone conference. In addition, all Directors are reimbursed for travel and other expenses incurred in attending meetings in person.

    Non-employee Directors are also eligible to participate in the 2000 Option Plan. The 2000 Option Plan contains a formula under which each non-employee Director will receive an option to acquire 10,000 shares of Common Stock upon initial election to the board. Non-employee Directors will also receive an option to acquire an additional 10,000 shares of Common Stock following the 2002 annual meeting of stockholders and at every second annual meeting of stockholders thereafter.

    Stockholders of the Company seeking to nominate candidates as Directors at an annual meeting of stockholders must satisfy the timing and informational requirements set forth in the Company's by-laws as described under "Submission of Stockholder Proposals for 2003 Annual Meeting" below.

    Set forth below is certain information regarding the Directors of the Company, including the Class III Director who has been nominated for election at the Annual Meeting, based on information furnished by them to the Company.

                                                                         DIRECTOR
NAME                                                            AGE       SINCE
----                                                          --------   --------
CLASS III TERM EXPIRES 2002

Roger E. Brooks (2)*........................................     57        1998
Richard A. Charpie, Ph.D.(3)................................     50        1997

CLASS I TERM EXPIRES 2003
Robert P. Schechter (1)(2)..................................     53        2000
A. Roland Thomas............................................     43        1997
Charles D. Yie (1)..........................................     44        1997

CLASS II TERM EXPIRES 2004

Marc J.L. Dulude............................................     42        1997
Frank W. Haydu III(2).......................................     54        2001

------------------------

*   Nominee for re-election.

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

(3) Dr. Charpie will retire from the Board of Directors effective the date of the Annual Meeting.

    The principal occupation and business experience for at least the last five years for each Director of the Company is set forth below.

    ROGER E. BROOKS has served as a Director of the Company since October 1998. Mr. Brooks served as the President and Chief Executive Officer and a director of Intelligent Controls, Inc., an electronics and software manufacturer serving the energy industry, from May 1998 through July 2002, at which time he retired. Previously, Mr. Brooks served as President and Chief Executive Officer and a director of Dynisco Inc., an instrumentation and equipment company serving the plastics industry, from 1984 through 1996.

    RICHARD A. CHARPIE, PH.D. has served as a Director of the Company or its predecessor since December 1995 and will retire from the Board effective the date of the Annual Meeting. Dr. Charpie joined Ampersand Ventures' predecessor in 1980 and led its activities beginning in 1983. The Managing General Partner of all of Ampersand's active partnerships, he founded the firm in 1988 and structured its spinoff from PaineWebber. Dr. Charpie has served as a director of more than thirty-five public and private companies and currently serves as a director of V.I. Technologies, Inc., a developer of blood products and systems, and various privately-held companies. Dr. Charpie holds an M.S. degree in Physics and a Ph.D. in Applied Economics and Finance from the Massachusetts Institute of Technology.

    ROBERT P. SCHECHTER has served as a Director of the Company since
January 2000. Mr. Schechter has served as President and Chief Executive Officer of NMS Communications, a provider of hardware and software solutions for the communications industry, since April 1995 and as its chairman since March 1996. Prior to joining NMS Communications Corporation, Mr. Schechter served in various positions with and most recently as the Senior Vice President of the International Business Group of Lotus Development Corporation, a software company, from 1987 to March 1994. Mr. Schechter also serves as a director of Infinium Software, Inc., an application software company and MapInfo Corporation, a software company.

    A. ROLAND THOMAS has served as a Director of the Company or its predecessors since November 1989. He served as the Company's Vice President of Research and Development from January 1997 through June 2002 at which time he was appointed President and Chief Executive Officer. Prior to January 1997, he served in various other positions with the Company since 1982. Mr. Thomas holds a Bachelor of Mechanical Engineering degree from the Royal Melbourne Institute of Technology.

    CHARLES D. YIE has served as a member of the Board of Directors of the Company or its predecessor since December 1995. He joined Ampersand's predecessor in 1985 and serves as a General Partner of all Ampersand's active partnerships. Mr. Yie has served as a director of more than fourteen public and private companies. Mr. Yie holds a B.S. in Electrical Engineering and an M.S. in Management from the Massachusetts Institute of Technology.

    MARC J.L. DULUDE served as the Company's President and Chief Executive Officer from May 1996 until June 2002 and has served as a Director of the Company or its predecessor since May 1996, and as Chairman of the Board since November 2001. Mr. Dulude has agreed to join Ampersand Ventures as a general partner prior to the end of the calendar year. Prior to joining the Company, Mr. Dulude served in various positions with and most recently as the Senior Vice President of Marketing of Parametric Technology Corporation, a computer-aided design software company, from 1991 to May 1996, and in various positions with the Bell-Northern Research division of Northern Telecom, a telecommunications company, from 1987 to 1991. Mr. Dulude is a director of certain private or non-U.S. corporations. Mr. Dulude holds Bachelor and Master of Mechanical Engineering degrees from Carleton University in Canada.

    FRANK W. HAYDU III has served as a Director since October 2001. Mr. Haydu is currently a Managing Director of Valuation Perspectives, Inc., a financial services consulting practice. Until May 2001, Mr. Haydu served as the Chairman of Haydu & Lind, LLC, a senior living development company. Mr. Haydu also served as the interim Commissioner of Education of the Commonwealth of Massachusetts from February 1998 to July 1998. Prior to co-founding Haydu & Lind, LLC in
June 1996, Mr. Haydu served as the interim President and Chief Executive Officer of the New England Medical Center Hospitals, Inc. from October 1995 to
May 1996, a Senior Advisor to Smith Barney, Inc., an investment bank, from August 1994 to August 1995, and as a Managing Director of Kidder, Peabody & Company, Inc., an investment bank, from 1990 to August 1994. Mr. Haydu also serves as a director of Albany Molecular Research, Inc. and several private companies. Mr. Haydu holds a B.A. degree in economics from Muhlenberg College.

                               EXECUTIVE OFFICERS

    The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below (unless previously set forth above).

NAME                                          AGE                       POSITION
----                                        --------                    --------
A. Roland Thomas..........................     43      President and Chief Executive Officer
Suzanne E. Rogers MacCormack..............     45      Executive Vice President of Finance and
                                                       Administration, Chief Financial Officer
                                                       and Treasurer
Richard M. Underwood......................     48      Executive Vice President of Sales
Kenneth R. Welch..........................     45      Executive Vice President of Marketing and
                                                       Field Services
Lori M. Henderson.........................     40      Vice President, General Counsel and
                                                       Secretary
Peter K. Kennedy..........................     46      Vice President of Technology Development
Ian M. Pendlebury.........................     38      Vice President of Product Development

    SUZANNE E. ROGERS MACCORMACK has served as the Company's Vice President of Finance and Administration, Chief Financial Officer and Treasurer since September 1996 and was named Executive Vice President in August 2002. Before joining the Company, Ms. Rogers MacCormack served as the Vice President of Finance and Chief Financial Officer from November 1994 to September 1996 and as the Controller from May 1993 to November 1994 of Scitex America Corp., a subsidiary of Scitex Corporation Ltd., a graphic arts systems manufacturer.
Ms. Rogers MacCormack is a certified public accountant.

    RICHARD M. UNDERWOOD has served as the Company's Vice President of Sales since October 1997 and was named Executive Vice President in August 2002. Prior to joining the Company, Mr. Underwood served from 1990 to October 1997 in various positions with and most recently as the Vice President of Sales Operations of Parametric Technology Corporation.

    KENNETH R. WELCH has served as the Company's Vice President of Marketing since November 1996 and was named Executive Vice President of Marketing and Field Services in August 2002. Prior to joining the Company, Mr. Welch served as the Director of AutoCAD Product Marketing for Autodesk, Inc., a computer-aided design software company, from September 1995 to November 1996 and Vice President of Sales and Marketing of Visual Kinematics, an original equipment manufacturer of software tools, from June 1994 to September 1995.

    PETER K. KENNEDY has served as the Company's Vice President of Technology Development since July 2002 and has been employed by the Company in various roles since 1987. Since 2001 he has also served as the General Manager of the Company's Ithaca, New York research facility.

    IAN M. PENDLEBURY has served as the Company's Vice President of Product Development since July 2002 and has been employed by the Company in various roles since 1985. Since 2001 he has also served as the General Manager of the Company's Australian office.

    LORI M. HENDERSON has served as the Company's Vice President, General Counsel and Secretary since July 2002 and has been employed by the Company since January 1999. Prior to joining Moldflow, Ms. Henderson served as Vice President and Corporate Counsel at C.P. Clare Corporation from October 1995 through January 1999. Prior to that, Ms. Henderson was associated with the law firm Goodwin Procter LLP.

    Each of the officers holds his or her respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

                             EXECUTIVE COMPENSATION

    The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during fiscal years 2000, 2001 and 2002 to each person who served as the the Company's Chief Executive Officer during Fiscal 2002 and the other executive officers of the Company during Fiscal 2002 (the "Named Executive Officers").

    SUMMARY COMPENSATION. The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Named Executive Officers during each of fiscal 2000, 2001 and 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION        ALL OTHER
                                                  ANNUAL COMPENSATION                         AWARDS        COMPENSATION ($)
                                  ----------------------------------------------------   ----------------   ----------------
                                                                                            SECURITIES
                                                            BONUS       OTHER ANNUAL        UNDERLYING
NAME AND PRINCIPAL POSITION         YEAR      SALARY ($)    ($)(1)    COMPENSATION ($)   OPTIONS (SHARES)
---------------------------       ---------   ----------   --------   ----------------   ----------------
Marc J.L. Dulude (2)............    2002        235,000     46,994               --           65,000            27,608(3)
  Former President and Chief        2001        235,000         --               --               --            25,246(3)
  Executive Officer                 2000        215,000    128,000               --               --            26,933(3)

A. Roland Thomas (2)............    2002        177,544     32,331               --           32,000               909(4)
  President and Chief Executive     2001        167,120         --               --            4,000            23,317(4)
  Officer                           2000         93,696     62,000               --               --            20,105(4)

Suzanne E. Rogers MacCormack....    2002        165,000     35,464               --           32,000            11,409(5)
  Executive Vice President of       2001        165,000         --               --            4,000             9,624(5)
  Finance and Administration,       2000        133,000     83,000               --            2,083            10,400(5)
  Chief Financial Officer, and
  Treasurer

Richard M. Underwood............    2002        145,000      4,699        122,917(6)          26,000            12,095(5)
  Executive Vice President of       2001        145,000         --        126,583(6)          20,000            10,539(5)
  Sales                             2000        120,000         --        173,557(6)          13,334            11,170(5)

Kenneth R. Welch................    2002        158,000     32,331               --           25,000            11,409(5)
  Executive Vice President of       2001        158,000         --               --               --            11,749(5)
  Marketing and Field Services      2000        133,000     69,000               --               --            10,400(5)

--------------------------

(1) Bonus amounts include amounts accrued with respect to the stated fiscal year, but which may have been paid out in the following fiscal year.

(2) Mr. Dulude resigned as President and Chief Executive Officer on June 5, 2002 and Mr. Thomas was elected as President and Chief Executive Officer on that date. Mr. Dulude remained employed by the Company as Chairman of the Board of Directors at the same salary level until June 30, 2002 at which time his employment with the Company ceased. Prior to June 5, 2002, Mr. Thomas was Vice President of Research and Development.

(3) Includes $12,000 car allowance in each fiscal year, $10,175, $8,776 and $10,500 in fiscal 2000, 2001 and 2002, respectively, in contributions by the Company to Mr. Dulude's 401(k) account and $4,758, $4,470 and $5,108 in fiscal 2000, 2001 and 2002, respectively, for life and disability insurance purchased for Mr. Dulude's benefit.

(4) Includes $7,445 and $574 in fiscal 2000 and 2001, respectively, in contributions to the executive officer's retirement plan account and $12,660 and $992 in fiscal 2000 and 2001, respectively, as a car allowance. In 2002 represents life and disability insurance purchased for Mr. Thomas' benefit. Includes $21,751 in 2001 related to reimbursement for certain costs in connection with Mr. Thomas' relocation from Australia to the United States.

(5) Contributions by the Company to the executive officer's 401(k) account and life and disability insurance purchased for the Executive's benefit.

(6) Constitutes sales commissions.

    OPTION GRANTS. The following table sets forth certain information concerning the individual grant of options to purchase Common Stock of the Company to the Named Executive Officers of the Company who received such grants during Fiscal 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                             POTENTIAL
                                                                                                            REALIZABLE
                                                                 INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                                              -------------------------------------------------------         ANNUAL
                                              NUMBER OF         PERCENT                                   RATES OF STOCK
                                              SECURITIES       OF TOTAL        EXERCISE                        PRICE
                                              UNDERLYING        OPTIONS         OR BASE                  APPRECIATION FOR
                                               OPTIONS          GRANTED        PRICE PER                  OPTION TERM(3)
                                               GRANTED       TO EMPLOYEES         ($/      EXPIRATION   -------------------
NAME                                           (#) (1)     IN FISCAL YEAR(2)    SHARE)        DATE       5% ($)    10% ($)
----                                          ----------   -----------------   ---------   ----------   --------   --------
Marc J.L. Dulude............................    65,000(4)          9.9%         $12.90      8/1/2006    231,662    511,913
A. Roland Thomas............................    32,000             4.9%         $12.90      8/1/2006    114,049    252,019
Suzanne E. Rogers MacCormack................    32,000             4.9%         $12.90      8/1/2006    114,049    252,019
Richard M. Underwood........................    16,000             2.4%         $12.90      8/1/2006     57,025    126,009
                                                10,000             1.5%         $14.00      1/3/2007     38,679     85,471
Kenneth R. Welch............................    25,000             3.8%         $12.90      8/1/2006     89,101    196,889

--------------------------

(1) The options set forth above become exercisable as to one-third of the total on the first anniversary of the grant date and in equal quarterly installments over the next 2 years. All options are subject to the employee's continued employment and terminate five years after the grant date. In addition, these options vest upon any change of control of the Company as defined in the 2000 Option Plan and a portion of the options may accelerate upon the death or disability of the executive, in accordance with the terms of the executive's employment contract. All options were granted at fair market value on the date of grant.

(2) Based on an aggregate of 653,050 options granted to employees in Fiscal
    2002.

(3) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock.

(4) This option lapsed following Mr. Dulude's resignation as an employee of the Company on June 30, 2002.

    OPTION EXERCISES AND OPTION VALUES. The following table sets forth information concerning the options exercised by the Named Executive Officers during Fiscal 2002 and the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers who held such options at June 30, 2002.

           TOTAL OPTIONS EXERCISED IN FISCAL 2002 AND YEAR-END VALUES

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                        OPTIONS                 IN-THE-MONEY OPTIONS
                                                               AT JUNE 30, 2002 (#) (1)     AT JUNE 30, 2002 ($) (1) (2)
                           SHARES ACQUIRED                    ---------------------------   -----------------------------
NAME                        UPON EXERCISE    VALUE REALIZED   EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                       ---------------   --------------   -----------   -------------   -------------   -------------
Marc J.L. Dulude.........         --                --          101,563         94,688         273,438          61,315

A. Roland Thomas.........         --                --           64,743         40,750         369,837          11,750

Suzanne E. Rogers
  MacCormack.............         --                --           25,327         42,313          63,217          16,411

Richard M. Underwood.....         --                --           32,655         49,595          53,600          12,978

Kenneth R. Welch.........         --                --           26,562         31,771          91,184          15,480

(1) The options set forth above become exercisable as to either 25% or one third of the total on the first anniversary of the grant date and vest quarterly thereafter over the next three or two years. All options are subject to the employee's continued employment and terminate either eight years or five years after the grant date. These options also vest in full upon any change of control of the Company, as defined in the 2000 Option Plan and have accelerated vesting for a portion of the unvested shares in the event of termination without cause, death or disability. All options were granted at the fair market value as determined by the Compensation Committee of the Board of Directors of the Company on the date of grant.

(2) Based on the last reported sale price on the Nasdaq National Market on June 28, 2002 ($7.88 per share) less the option exercise price.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
  COMPENSATION

    The Compensation Committee is responsible for the oversight of all of the Company's compensation policies and practices including benefits and perquisites. Compensation is defined as base salary, all forms of bonus pay, and stock options, restricted stock or any other plans directly or indirectly related to the Company's stock. Members of the Compensation Committee will be appointed from the Board of Directors annually at the first meeting of the Board following the annual meeting of stockholders. A majority of the Compensation Committee will consist of outside Directors. The composition of the Compensation Committee will reflect the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 and the requirements of the NASDAQ Stock Market as in effect from time to time.

    COMPENSATION PHILOSOPHY. The objective of the Company's Compensation Committee is to provide compensation that will attract and retain executives, motivate each executive toward the achievement of the Company's short and long-term financial goals and objectives and recognize individual contributions as well as overall business results. In order to achieve this objective, the primary focus of the Compensation Committee has been on the competitiveness of each of the key elements of executive compensation (base salary, bonus and stock and option grants) and the compensation package as a whole. In general, the Compensation Committee believes that total compensation should reflect both the relative performance of the Company among its peer group of public companies of similar size and in the same industry, as well as the Company's performance as measured against its own financial objectives, and the long-term creation of shareholder value. Base compensation is set to be competitive with the peer group and the regional economy for public companies of similar size, taking into account historical levels and past performance of the executive. The Compensation Committee establishes the base salary of the Chief Executive Officer and reviews his recommendations with respect to the other senior executives. The cash bonus portion of the compensation for each executive is determined based upon the achievement of pre-established business and financial goals. For Fiscal 2002, the Company's goals included the achievement of established revenue, operating profit and other non-financial business objectives related to products and operations. The Executive Vice President of Sales is also paid a commission based on overall sales of the Company's products and services.

    The Compensation Committee believes that the equity ownership position of the Chief Executive Officer and the other senior executives is a significant factor in aligning the long-term interests of management and the stockholders. In fiscal 1999 the Company awarded each executive officer stock options. The Company did not award stock options to Mr. Dulude, the former Chief Executive Officer, during fiscal 2000 or 2001, and made smaller awards to other executives based on achievement of individual goals during those fiscal years. During Fiscal 2002, the Company awarded stock options to each executive officer, including an award of 65,000 shares to Mr. Dulude. The Company awarded 32,000 shares to Mr. Thomas who at that time was the Vice President of Research and Development. On June 5, 2002, Mr. Thomas was named President and Chief Executive Officer upon the resignation of Mr. Dulude. The stock options granted during Fiscal 2002 vest one-third on the first anniversary of the date of grant and in equal quarterly installments over the following two years. Following his resignation as President and Chief Executive Officer, Mr. Dulude remained employed by the Company as the Chairman of the Board until June 30, 2002 at which time his employment with the Company ceased. He remains Chairman of the Board. At such time, the grant of options made to him in Fiscal 2002 was unvested and therefore lapsed.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. In determining compensation for Fiscal 2002, the Compensation Committee reviewed information regarding the compensation paid to the Chief Executive Officers of comparable companies, and evaluated achievement of corporate, individual and organizational objectives for the year. Mr. Dulude's base salary for Fiscal 2002 was set at $235,000, which was the same as his base salary in fiscal 2001. While the Company did not fully meet its bonus objectives for Fiscal 2002, it did meet certain of these goals, and therefore, in accordance with the bonus plan established by the Compensation Committee, paid out a portion of each executive's target bonus for the fiscal year. Mr. Dulude received a total of $46,994 which was paid during fiscal 2003 and represented approximately 31% of his target bonus for the fiscal year. Upon election as President and Chief Executive Officer, Mr. Thomas' base salary was increased from $175,000 to $200,000. Mr. Thomas, who was paid a bonus relating to his role during Fiscal 2002 as Vice President of Research and Development, received $32,331, which was paid during fiscal 2003 and represented approximately 64% of his target bonus for Fiscal 2002.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Internal Revenue Code of 1986, as amended (the "Code"), limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Company's current compensation plans and policy, the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company's compensation plans and policy will be modified to maximize deductibility if the Company and the Committee determine that such action is in the best interests of the Company.

                                          COMPENSATION COMMITTEE
                                          Robert P. Schechter
                                          Charles D. Yie

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    All executive officer compensation decisions are made by the Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation for senior management of the Company, including salaries and bonuses. The current members of the Compensation Committee are Messrs. Schechter and Yie, neither of whom is an employee of the Company.

SHAREHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock, with the total return of companies included within the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Index for the period commencing March 28, 2000, and ending June 30, 2002. The calculation of total cumulative return assumes a $10,000 investment in the Company's Common Stock, the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Index on March 28, 2000, the date of the Company's initial public offering, and the reinvestment of all dividends.

                COMPARISON OF 27 MONTH CUMULATIVE TOTAL RETURN*
        AMONG MOLDFLOW CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          MOLDFLOW    NASDAQ STOCK   NASDAQ COMPUTER &
         CORPORATION  MARKET (U.S.)    DATA PROCESSING
3/28/00   $10,000.00     $10,000.00         $10,000.00
3/00      $13,029.23      $9,472.97          $9,116.31
4/00      $14,230.77      $7,967.58          $6,986.96
5/00      $11,538.46      $7,006.96          $6,134.00
6/00      $12,452.31      $8,237.76          $7,441.43
7/00      $14,086.92      $7,790.86          $6,682.36
8/00      $20,240.77      $8,712.46          $7,530.63
9/00      $18,076.92      $7,581.03          $6,883.17
10/00     $19,471.54      $6,958.14          $6,299.41
11/00     $19,423.08      $5,361.02          $4,569.24
12/00     $17,596.15      $5,076.35          $4,249.25
1/01      $23,173.08      $5,691.38          $4,913.19
2/01      $17,115.38      $4,406.15          $3,757.78
3/01      $14,446.92      $3,789.13          $3,099.86
4/01       $9,500.00      $4,354.31          $3,808.49
5/01      $13,038.46      $4,347.99          $3,814.74
6/01      $11,853.85      $4,465.59          $4,036.25
7/01      $10,076.92      $4,181.97          $3,541.83
8/01       $9,476.92      $3,726.75          $2,922.69
9/01       $6,515.38      $3,098.80          $2,468.72
10/01      $7,892.31      $3,496.69          $2,869.87
11/01      $9,853.85      $3,994.41          $3,255.78
12/01     $11,015.38      $4,028.02          $3,421.69
1/02       $9,807.69      $3,997.52          $3,403.73
2/02       $9,230.77      $3,581.79          $3,067.18
3/02      $10,384.62      $3,816.63          $3,157.25
4/02       $8,130.77      $3,499.89          $2,672.95
5/02       $7,569.23      $3,345.60          $2,502.15
6/02       $6,061.54      $3,042.67          $2,509.28

* $10,000 Invested on 3/28/00 in stock or index, including reinvestment of dividends.
    Fiscal year ending June 30.

EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

    The Company is a party to employment agreements with each of Messrs. Thomas, Underwood and Welch and Ms. Rogers MacCormack (the "Employment Agreements"). Each Employment Agreement is for a period of one year, and will be automatically extended for one additional year on the anniversary date unless either party has given notice that it does not wish to extend the agreement. Each agreement provides for the payment of base salary and incentive compensation and for the provision of certain fringe benefits to the executive. The Employment Agreements require our executive officers to refrain from competing with the Company and from soliciting our employees for a period of twelve months following termination for any reason. Each Employment Agreement also provides for certain payments and benefits for an executive officer should his or her employment with us be terminated because of death or disability, by the executive for good reason or by the Company without cause, as further defined in the Employment Agreements. In general, in the case of a termination by the executive officer for good reason, or by the Company without cause, the executive officer will receive one year of cash compensation, including base salary and an average of cash bonuses paid over the past five years, an extension of benefits for one year and an acceleration of vesting for stock options and restricted stock which otherwise would vest during the next twelve months. Upon a change of control, as defined in the Employment Agreements, the executive officer is eligible for payment of eighteen months of cash compensation, including base salary and on-target cash bonus for the current fiscal year, an extension of benefits for one year and an acceleration of vesting for all outstanding stock options and restricted stock. Mr. Thomas' agreement also includes certain provisions (i) requiring the Company to increase the payments to him following a change in control in the event that amounts paid to him would subject him to the excise tax imposed by Section 4999 of the Code, (ii) relating to the relocation of Mr. Thomas and his family back to Australia in the event that he terminates his employment for good reason, he is terminated without cause or in the event of a change of control and
(iii) providing that the Company will reimburse Mr. Thomas in the event that he incurs certain adverse tax consequences due to his expatriate assignment in the United States.

    The Company and Mr. Dulude were party to an employment agreement which was superceded by an agreement entered into on July 2, 2002 between the Company and Mr. Dulude which relates to his transitional role with the Company. Upon his resignation as President and Chief Executive Officer on June 5, 2002,
Mr. Dulude remained employed as Chairman of the Board of Directors until June 30, 2002 at which time his employment with the Company ended. He remains as a non-employee Chairman of the Board. At that time, Mr. Dulude agreed to provide certain transitional consulting services to the Company in exchange for a monthly consulting fee equal to the sum of Mr. Dulude's then current base salary and car allowance. In addition, the Company agreed to reimburse Mr. Dulude for a portion of the cost of continued medical and dental benefits. Mr. Dulude is eligibile for these payments until December 6, 2002 or such earlier date on which Mr. Dulude begins new employment. The provisions of Mr. Dulude's previous employment contract regarding non-competition and non-solicitation, which are similar to those described above for the other executive officers, continue to be binding on Mr. Dulude.

    In July 1998, Messrs. Dulude, Underwood and Welch and Ms. Rogers MacCormack purchased from the Company a total of 551,287 shares of its Common Stock at a price of $0.36 per share. Each of these executive officers paid for the shares by delivering to the Company a promissory note, which bears interest at a rate of 5.77% per year. Principal and interest on the notes become payable in full on June 30, 2003, but may be prepaid at any time. Certain of the promissory notes have been fully repaid. Each of these executive officers also entered into a stock restriction agreement with the Company. Pursuant to these agreements, the Company has the right, but not the obligation, to repurchase a portion of these shares at the initial purchase price per share upon the termination for any reason of the employment of the respective executive officer. The repurchase rights with respect to these shares lapse on varying schedules through October 2002 so long as the executive officer who purchased the shares remains an employee of the Company. The repurchase right with respect to a portion of these shares will also lapse if the Company terminates the employment of the executive officer without cause as defined in his or her employment agreement or if employment terminates due to his or her death or disability. The repurchase right will lapse in its entirety in the event the Company experiences a change in control as defined in the executive officers' employment agreements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOAN TO EXECUTIVE OFFICER

    In August 2000, Mr. Kennedy borrowed $50,426 from the Company in order to assist in the purchase of a home in Ithaca, New York in connection with his expatriate assignment in the United States. This loan will be repaid upon the sale of Mr. Kennedy's home and his relocation to Australia.

AGREEMENT WITH CHAIRMAN

    Mr. Dulude and the Company are party to an agreement related to certain consulting services to be provided to the Company. See "Employment Agreements and Severance Agreements with Named Executive Officers."

                 INFORMATION REGARDING MOLDFLOW STOCK OWNERSHIP

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market, Inc.
Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain
Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal 2002, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them, with the exception of Dr. Charpie who reported two sales of Company stock late. Upon discovery of the oversight, one report reporting such sales was filed promptly.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table represents certain information about persons or entities known to the Company to own, directly or indirectly, more than five percent of the Company's Common Stock as of September 15, 2002.

                                                              SHARES BENEFICIALLY OWNED
                                                              -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                            NUMBER      PERCENT(1)
------------------------------------                          -----------   -----------
Fidelity Management & Research..............................   1,245,140       12.2%
82 Devonshire Street
Boston, MA 02109 (2)

Ampersand Ventures..........................................   1,031,282       10.1%
55 William Street, Suite 240
Wellesley, MA 02481 (3)

Capital Guardian Trust Company..............................     975,300        9.6%
333 South Hope Street
Los Angeles, CA 90071 (2)

Evergreen Investment Management Co..........................     528,300        5.2%
200 Berkeley Street
Boston, MA 02116 (2)

------------------------

(1) Based on 10,164,354 shares outstanding on September 15, 2002.

(2) Based on information contained in such shareholder's publicly available filing on Form 13f filed with the Securities and Exchange Commission for the period ending June 30, 2002.

(3) Consists of 1,014,771 shares held by Ampersand 1995 Limited Partnership and 16,511 shares held by Ampersand 1995 Companion Fund Limited Partnership. Ampersand 1995 Limited Partnership and Ampersand 1995 Companion Fund Limited Partnership are referred to collectively herein as Ampersand Ventures. ASMC-III MCLP LLP is the general partner of ASMC-III Management Company Limited Partnership, which is the general partner of Ampersand 1995 Limited Partnership and Ampersand 1995 Companion Fund Limited Partnership, which exercises sole voting and investment power with respect to all of the shares held of record by Ampersand 1995 Limited Partnership and Ampersand 1995 Companion Fund Limited Partnership. Dr. Charpie, a director of Moldflow, is the Managing General Partner of both ASMC-II MCLP LLP and ASMC-III MCLP LLP and Mr. Yie, a director of Moldflow, is a General Partner of both ASMC-II MCLP LLP and ASMC-III MCLP LLP. Dr. Charpie and Mr. Yie disclaim any beneficial ownership of the shares held by Ampersand Ventures, except to the extent of their respective pecuniary interests in Ampersand Ventures.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table represents certain information as to each Director and Named Executive Officer of the Company as of September 15, 2002, based on representations to the Company by each Director and Named Executive Officer with respect to such person's beneficial ownership of the Company's Common Stock. All individuals listed in the table have sole voting and investment power over the shares reported as owned unless otherwise indicated, subject to community property laws where applicable. The address of the listed stockholders is c/o Moldflow Corporation, 430 Boston Post Road, Wayland, MA 01778. The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after September 15, 2002 through the exercise of any warrant, stock option or other right. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

                                                           SHARES BENEFICIALLY
                                                                  OWNED
                                                          ----------------------
NAME OF BENEFICIAL OWNER                                   NUMBER     PERCENT(1)
------------------------                                  ---------   ----------
Richard A. Charpie, Ph.D. (2)...........................  1,078,922      10.6%
Charles D. Yie (3)......................................  1,069,676      10.5%
Marc J.L. Dulude (4)....................................    388,668       3.8%
A. Roland Thomas (5)....................................    207,756       2.0%
Richard M. Underwood (6)................................     93,982         *
Suzanne E. Rogers MacCormack (7)........................     86,641         *
Kenneth R. Welch (8)....................................     60,438         *
Roger E. Brooks (9).....................................     13,125         *
Robert P. Schechter (9).................................     10,000         *
Frank W. Haydu III (9)..................................      5,000         *
                                                          ---------      ----
All executive officers and directors as a group
  (13 persons) (10).....................................  2,162,194      20.5%

------------------------

*   Less than 1%.

(1) Based on 10,164,354 shares outstanding on September 15, 2002.

(2) Includes the shares described in note (3) of the table listed above under "Security Ownership of Certain Beneficial Owners," of which Dr. Charpie may be considered the beneficial owner and 10,000 shares subject to vested options. Dr. Charpie disclaims beneficial ownership of the shares described in note (3) of the table listed above, except to the extent of his pecuniary interest therein.

(3) Includes the shares described in note (3) of the table listed above under "Security Ownership of Certain Beneficial Owners," of which Mr. Yie may be considered the beneficial owner and 10,000 shares subject to vested options. Mr. Yie disclaims beneficial ownership of the shares described in note (3) of the table listed above, except to the extent of his pecuniary interest therein.

(4) Includes 94,142 shares that may be acquired within 60 days of September 15, 2002.

(5) Includes 125,707 shares held by Thomas Investments Australia Pty. Ltd., of which Mr. Thomas is the beneficial owner. Also includes 80,138 shares that may be acquired within 60 days of September 15, 2002.

(6) Includes 45,180 shares that may be acquired within 60 days of September 15, 2002.

(7) Includes 41,384 shares that may be acquired within 60 days of September 15, 2002.

(8) Includes 39,061 shares that may be acquired within 60 days of September 15, 2002.

(9) Represents shares that may be acquired within 60 days of September 15, 2002.

(10) Includes 370,511 shares that may be acquired within 60 days of September 15, 2002.

MARKET VALUE

    On June 28, 2002, the closing price of a share of the Company's Common Stock on the Nasdaq National Market was $7.88.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, the Company's independent accountants, the Company's June 30, 2002 audited consolidated financial statements. The Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees" as amended by Statement on Auditing Standards No. 90, "Audit Committee Communications." In addition, the Committee discussed with the independent accountants their independence from management and the Company, and the Committee received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Statement No. 1, "Independence Discussions with Audit Committees." The Committee also considered the compatibility of non-audit services with the accountants' independence.

    On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2002, which has been filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          Robert P. Schechter
                                          Roger E. Brooks
                                          Frank W. Haydu III

                            EXPENSES OF SOLICITATION

    The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

    Stockholder proposals intended to be presented at the Company's 2003 annual meeting of stockholders must be received by the Company on or before June 3, 2003 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy and should be mailed to: Secretary, Moldflow Corporation, 430 Boston Post Road, Wayland, Massachusetts 01778.

    The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal that is not included in the Company's proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company's Secretary at its principal executive office not less than 90 days or more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not earlier than the 120th day prior to the scheduled date of such meeting and not later than the later of (i) the 10th day after the date of public disclosure of the date of such meeting or (ii) the 90th day prior to the scheduled date of such meeting. Proxies solicited by the Board of Directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority.

                            INDEPENDENT ACCOUNTANTS

    The Company has selected PricewaterhouseCoopers LLP as the independent accountants for the Company for the fiscal year ending June 30, 2003. The firm of PricewaterhouseCoopers LLP has served as the independent accountants to the Company or its predecessor since 1996. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

    The following table sets forth the aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the fiscal year ended June 30, 2002:

Audit Fees..................................................  $322,130
Financial Information System Design and Implementation
  Fees......................................................         0
All Other Fees..............................................  $523,950
                                                              --------
  Total.....................................................  $846,080
                                                              ========

    The Other Fees pertain to services from PricewaterhouseCoopers LLP primarily in connection with international tax planning and consulting, and domestic and international tax compliance.

                                 OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE ENCLOSED PROXY CARD; (2) GO TO THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; OR (3) MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. VOTES SUBMITTED VIA THE INTERNET OR BY TELEPHONE MUST BE RECEIVED BY 12:00 MIDNIGHT UNITED STATES EASTERN STANDARD TIME ON NOVEMBER 18, 2002. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY.

                                   APPENDIX A
                             FIRST AMENDMENT TO THE
                              MOLDFLOW CORPORATION
                      2000 STOCK OPTION AND INCENTIVE PLAN

    Pursuant to the powers reserved to it in Section 15 of the Moldflow Corporation 2000 Stock Option and Incentive Plan (the "PLAN"), the Board of Directors of Moldflow Corporation (the "BOARD") hereby amends the Plan, subject to stockholder approval, effective as of September 17, 2002, as follows:

    Section 3, subparagraph (a) of the Plan is amended by deleting the first sentence thereof in its entirety and replacing it with the following:

    "STOCK ISSUABLE. Subject to adjustment as provided in Section 3(b), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be such aggregate number of shares of Stock as does not exceed the sum of (i) 3,500,000 shares (an increase of 1,500,000 shares from the originally reserved and available number of 2,000,000 shares, plus 173,536 shares pursuant to the evergreen provision through and including the six-month period ended June 30, 2002); plus (ii) as of each June 30 and December 31, an additional positive number equal to twenty percent (20%) of the shares of stock issued by the Company during the six-month period then ended; provided, however, that the maximum number of shares of Stock for which Incentive Stock Options may be granted under the Plan shall not exceed 3,500,000 shares."

    Except as so amended, the Plan in all other respects is hereby confirmed.

    IN WITNESS WHEREOF, the Board has caused this First Amendment to the Plan to be duly executed on this 17th day of September, 2002.

Attest:                                                MOLDFLOW CORPORATION

/s/ LORI M. HENDERSON                                  By:  /s/ A. ROLAND THOMAS
-------------------------------------------                 -----------------------------------------
                                                            Name: A. Roland Thomas
                                                            Title: PRESIDENT AND CHIEF EXECUTIVE
                                                            OFFICER

                              MOLDFLOW CORPORATION
                      2000 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

    The name of the plan is the Moldflow Corporation 2000 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Independent Directors and other key persons (including consultants) of Moldflow Corporation (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

    The following terms shall be defined as set forth below:

    "ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

    "ADMINISTRATOR" is defined in Section 2(a).

    "AWARD" or "AWARDS," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

    "BOARD" means the Board of Directors of the Company.

    "CHANGE OF CONTROL" is defined in Section 17.

    "CODE" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

    "COMMITTEE" means the Committee of the Board referred to in Section 2.

    "COVERED EMPLOYEE" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

    "DEFERRED STOCK AWARD" means Awards granted pursuant to Section 8.

    "DIVIDEND EQUIVALENT RIGHT" means Awards granted pursuant to Section 12.

    "EFFECTIVE DATE" means the date on which the Plan is approved by stockholders as set forth in Section 19.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

    "FAIR MARKET VALUE" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), Nasdaq National System or a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on Nasdaq or on a national securities exchange, the Fair Market Value shall be the "Price to the Public" (or equivalent) set forth on the cover page for the final prospectus relating to the Company's Initial Public Offering.

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    "INCENTIVE STOCK OPTION" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

    "INDEPENDENT DIRECTOR" means a member of the Board who is not also an employee of the Company or any Subsidiary.

    "INITIAL PUBLIC OFFERING" means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Act, other than on Forms S-4 or S-8 or their then equivalents, covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Stock shall be publicly held.

    "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

    "OPTION" or "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5.

    "PERFORMANCE SHARE AWARD" means Awards granted pursuant to Section 10.

    "PERFORMANCE CYCLE" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee's right to and the payment of a Performance Share Award, Restricted Stock Award or Deferred Stock Award.

    "RESTRICTED STOCK AWARD" means Awards granted pursuant to Section 7.

    "STOCK" means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

    "STOCK APPRECIATION RIGHT" means any Award granted pursuant to Section 6.

    "SUBSIDIARY" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing fifty percent (50%) or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

    "UNRESTRICTED STOCK AWARD" means any Award granted pursuant to Section 9.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

    (a) COMMITTEE. The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the "Administrator").

    (b) POWERS OF ADMINISTRATOR. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

        (i) to select the individuals to whom Awards may from time to time be granted;

        (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

       (iii) to determine the number of shares of Stock to be covered by any Award;

        (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

        (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

        (vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

       (vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

      (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

    All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

    (c) DELEGATION OF AUTHORITY TO GRANT AWARDS. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or "covered employees" within the meaning of Section 162(m) of the Code. The Chief Executive Officer shall be deemed a one-person committee of the Board. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

    (d) INDEMNIFICATION. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

    (a) STOCK ISSUABLE. Subject to adjustment as provided in Section 3(b), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be such aggregate number of shares of Stock as does not exceed the sum of (i) 2,000,000 shares; plus (ii) as of each June 30 and December 31 following the closing of the Company's initial public offering, an additional positive number equal to twenty percent (20%) of the shares of Stock issued by the Company during the six-month period then ended (excluding shares issued in the Company's initial public offering); provided, however, that the maximum number of shares of Stock for which Incentive Stock Options may be granted under the Plan shall not exceed 2,000,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that from and after the date grants under the Plan become subject to Section 162(m) of the Code, Stock Options or Stock Appreciation Rights with respect to no more than 1,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

    (b) CHANGES IN STOCK. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

    The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

    (c) MERGERS AND OTHER TRANSACTIONS. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a "Sale Event"), the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). The Administrator, in its discretion, may specify in any particular Award or determine in connection with any Sale Event that:
(x) any Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event; and/or (y) any other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event.

    Notwithstanding anything to the contrary in this Section 3.2(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the "Sale Price") times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

    (d) SUBSTITUTE AWARDS. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.  ELIGIBILITY

    Grantees under the Plan will be such full or part-time officers and other employees, Independent Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.  STOCK OPTIONS

    Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

    Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

    No Incentive Stock Option shall be granted under the Plan after February 24, 2010.

    (a) STOCK OPTIONS GRANTED TO EMPLOYEES AND KEY PERSONS. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this
Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

        (i) EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant in the case of Incentive Stock Options, or eighty-five percent (85%) of the Fair Market Value on the date of grant, in the case of Non-Qualified Stock Options (other than options granted in lieu of cash compensation). If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value on the grant date.

        (ii) OPTION TERM. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten
    (10) years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five (5) years from the date of grant.

        (iii) EXERCISABILITY; RIGHTS OF A STOCKHOLDER. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

        (iv) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

           (A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

           (B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six
       (6) months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

           (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

           (D) By the optionee delivering to the Company a promissory note if the Board has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note if otherwise required by state law.

       Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option

       Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

        (v) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

    (b) RELOAD OPTIONS. At the discretion of the Administrator, Options granted under the Plan may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with such other terms as the Administrator may provide) to purchase that number of shares of Stock equal to the sum of (i) the number delivered to exercise the original Option and
(ii) the number withheld to satisfy tax liabilities, with an Option term equal to the remainder of the original Option term unless the Administrator otherwise determines in the Award agreement for the original Option grant.

    (c)  STOCK OPTIONS GRANTED TO INDEPENDENT DIRECTORS.

        (i)  AUTOMATIC GRANT OF OPTIONS.

           (A) Each person who is an Independent Director on the effective date of the Initial Public Offering shall be granted a Non-Qualified Stock Option to acquire 10,000 shares of Stock.

           (B) Each Independent Director who is first elected to serve as a Director after the Initial Public Offering shall be granted, on the fifth business day after his election, a Non-Qualified Stock Option to acquire 10,000 shares of Stock.

           (C) Each Independent Director who is serving as Director of the Company on the fifth business day after every second annual meeting of shareholders, beginning with the 2002 annual meeting, shall automatically be granted on such day a Non-Qualified Stock Option to acquire 10,000 shares of Stock.

           (D) The exercise price per share for the Stock covered by a Stock Option granted under this Section 5(c) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

           (E) The Administrator, in its discretion, may grant additional Non-Qualified Stock Options to Independent Directors. Any such grant may vary among individual Independent Directors.

        (ii)  EXERCISE; TERMINATION.

           (A) Unless otherwise determined by the Administrator, an Option granted under Section 5(c) shall be exercisable as to fifty percent (50%) of the shares of Stock covered thereby as of the first anniversary of the grant date, and shall become exercisable as to the remaining fifty percent (50%) of the shares of Stock covered thereby as of the second anniversary of the grant date. An Option issued under this Section 5(c) shall not be exercisable after the expiration of ten (10) years from the date of grant.

           (B) Options granted under this Section 5(c) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in
       Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

    (d) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6.  STOCK APPRECIATION RIGHTS.

    (a) NATURE OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price Stock Appreciation Right, which price shall not be less than eighty-five percent (85%) of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

    (b) GRANT AND EXERCISE OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

    A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

    (c) TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

        (i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

        (ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

       (iii) All Stock Appreciation Rights shall be exercisable during the grantee's lifetime only by the grantee or the grantee's legal representative.

SECTION 7.  RESTRICTED STOCK AWARDS

    (a) NATURE OF RESTRICTED STOCK AWARDS. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Administrator, shares of Stock subject

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to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

    (b) RIGHTS AS A STOCKHOLDER. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

    (c) RESTRICTIONS. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the grantee or the grantee's legal representative.

    (d) VESTING OF RESTRICTED STOCK. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to
Section 15 below, in writing after the Award agreement is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company's right of repurchase as provided in
Section 7(c) above.

    (e) WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 8.  DEFERRED STOCK AWARDS

    (a) NATURE OF DEFERRED STOCK AWARDS. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

    (b) ELECTION TO RECEIVE DEFERRED STOCK AWARDS IN LIEU OF COMPENSATION. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the

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Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

    (c) RIGHTS AS A STOCKHOLDER. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

    (d) RESTRICTIONS. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

    (e) TERMINATION. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.  UNRESTRICTED STOCK AWARDS

    GRANT OR SALE OF UNRESTRICTED STOCK. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.  PERFORMANCE SHARE AWARDS

    (a) NATURE OF PERFORMANCE SHARE AWARDS. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions.

    (b) RIGHTS AS A STOCKHOLDER. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

    (c) TERMINATION. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

    (d) ACCELERATION, WAIVER, ETC. At any time prior to the grantee's termination of employment (or other service relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 15, amend any or all of the goals, restrictions or conditions applicable to a Performance Share Award.

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SECTION 11.  PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

    Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Deferred Stock Award or Performance Share Award granted to a Covered Employee is intended to qualify as "Performance-based Compensation" under Section 162(m) of the Code and the regulations promulgated thereunder (a "Performance-based Award"), such Award shall comply with the provisions set forth below:

    (a) PERFORMANCE CRITERIA. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) the Company's return on equity, assets, capital or investment, (ii) pre-tax or after-tax profit levels of the Company or any Subsidiary, a division, an operating unit or a business segment of the Company, or any combination of the foregoing; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) sales or market share; or (vii) earnings per share.

    (b) GRANT OF PERFORMANCE-BASED AWARDS. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first ninety (90) days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

    (c) PAYMENT OF PERFORMANCE-BASED AWARDS. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee's Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

    (d) MAXIMUM AWARD PAYABLE. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 500,000 Shares (subject to adjustment as provided in Section 3(b) hereof).

SECTION 12.  DIVIDEND EQUIVALENT RIGHTS

    (a) DIVIDEND EQUIVALENT RIGHTS. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on,

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such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

    (b) INTEREST EQUIVALENTS. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

    (c) TERMINATION. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee's rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 13.  TAX WITHHOLDING

    (a) PAYMENT BY GRANTEE. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

    (b) PAYMENT IN STOCK. Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 14.  TRANSFER, LEAVE OF ABSENCE, ETC.

    For purposes of the Plan, the following events shall not be deemed a termination of employment:

    (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

    (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15.  AMENDMENTS AND TERMINATION

    The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as

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performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(c).

SECTION 16.  STATUS OF PLAN

    With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17.  CHANGE OF CONTROL PROVISIONS

    (a) With respect to any Change of Control as defined in this Section 17, the Administrator, in its discretion, may specify in any Award or determine in connection with any Change of Control that:

        (i) Each outstanding Stock Option and Stock Appreciation Right shall automatically become fully exercisable; and/or

        (ii) Any conditions and restrictions on each outstanding Restricted Stock Award, Deferred Stock Award and Performance Share Award.

    (b) "Change of Control" shall mean the occurrence of any one of the following events:

        (i) any "Person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") (in such case other than as a result of an acquisition of securities directly from the Company); or

        (ii) persons who, as of the Effective Date, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

       (iii) the approval by the stockholders of the Company of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") or if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or

        (iv) the approval by the stockholders of any plan or proposal for the liquidation or dissolution of the Company.

    Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to forty percent (40%) or more of the combined voting power of all then outstanding Voting Securities; PROVIDED, HOWEVER, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns forty percent (40%) or more of the combined voting power of all then outstanding Voting Securities, then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 18.  GENERAL PROVISIONS

    (a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

    No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

    (b) DELIVERY OF STOCK CERTIFICATES. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company.

    (c) OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

    (d) TRADING POLICY RESTRICTIONS. Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy, as in effect from time to time.

    (e) LOANS TO GRANTEES. The Company shall have the authority to make loans to grantees of Awards hereunder (including to facilitate the purchase of shares) and shall further have the authority to issue shares for promissory notes hereunder.

    (f) DESIGNATION OF BENEFICIARY. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for

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that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 19.  EFFECTIVE DATE OF PLAN

    This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 20.  GOVERNING LAW

    This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

    DATE APPROVED BY BOARD OF DIRECTORS:  January 20, 2000

    DATE APPROVED BY STOCKHOLDERS:  February 24, 2000

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                                   APPENDIX B

                              MOLDFLOW CORPORATION

                            AUDIT COMMITTEE CHARTER

I.  GENERAL STATEMENT OF PURPOSE

    The Audit Committee of the Board of Directors (the "Audit Committee") of Moldflow Corporation (the "Company") oversees on behalf of the Board of Directors (the "Board") management's and the independent auditor's participation in the Company's financial reporting process and the Company's procedures for compliance with legal and regulatory requirements. The primary objective of the Audit Committee in exercising its oversight function is to promote and preserve the integrity of the Company's financial statements and system of internal controls and the independence and performance of the Company's external independent auditor.

II. AUDIT COMMITTEE COMPOSITION

    The Audit Committee shall consist of at least three members, who shall be appointed annually by the Board and shall satisfy the independence and qualification requirements of the National Association of Securities
Dealers, Inc. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

III. MEETINGS

    The Audit Committee generally is to meet at least four times per year in person or by telephone conference call, with any additional meetings as deemed necessary by the Audit Committee.

IV. AUDIT COMMITTEE ACTIVITIES

    The principal activities of the Audit Committee will generally include the following:

    A.  REVIEW OF CHARTER

    - Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

    B.  AUDITED FINANCIAL STATEMENTS AND ANNUAL AUDIT

    - Review the overall audit plan (both external and internal) with the independent auditor and the members of management who are responsible for maintaining the Company's accounts and preparing the Company's financial statements, including the Company's Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the "Senior Accounting Executive").

    - Review and discuss with management (including the Company's Senior Accounting Executive) and with the independent auditor:

        (i) the Company's annual audited financial statements, including any significant financial reporting issues which have arisen in connection with the preparation of such audited financial statements;

        (ii) the adequacy of the Company's internal financial reporting controls that could significantly affect the integrity of the Company's financial statements;

       (iii) major changes in and other questions regarding accounting and auditing principles and procedures; and

        (iv) the effectiveness of the Company's internal audit process (including evaluations of its Senior Accounting Executive and any other relevant personnel).

    - Review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and receive assurance from the auditor that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

    - Review and discuss with the independent auditor (outside of the presence of management) any problems or difficulties that the auditor may have encountered with management or others and any management letter provided by the auditor and the Company's response to that letter. This review shall include considering:

        (i) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information; and

        (ii) any changes required by the auditor in the scope or performance of the Company's internal audit.

    - Review and discuss major changes to the Company's auditing and accounting principles and practices as may be suggested by the independent auditor or management.

    - Discuss with the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 61 "Communication with Audit Committees or Others with Equivalent Authority and Responsibility" ("SAS 61").

    - Based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor's independence, make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K.

    - Request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, and review and discuss with the independent auditor the independent auditor's independence.

    - Prepare the Audit Committee report required by Item 306 of Schedule 14A of the Securities Exchange Act of 1934 (or any successor provision) to be included in the Company's annual proxy statement.

    C.  UNAUDITED QUARTERLY FINANCIAL STATEMENTS

    - Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings or the filing of the Form 10-Q. Such review shall include discussions by the Chairman of the Audit Committee or the Audit Committee with the independent auditor of such issues as may be brought to the Chairman's or Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 71, "Interim Financial Information".

    D. MATTERS RELATING TO SELECTION, PERFORMANCE AND INDEPENDENCE OF INDEPENDENT AUDITOR

    - Recommend to the Board the appointment of the independent auditor.

    - Instruct the independent auditor that the independent auditor's ultimate accountability is to the Board and the Audit Committee as representatives of the Company's shareholders.

    - Evaluate on an annual basis the performance of the independent auditor and, if necessary in the judgement of the Audit Committee, recommend that the Board replace the independent auditor.

    - Recommend to the Board on an annual basis the fees to be paid to the independent auditor.

    - Require that the independent auditor provide the Audit Committee with periodic reports regarding the auditor's independence, which reports shall include but not be limited to a formal written statement setting forth all relationships between the independent auditor and the Company or any of its officers or directors, including the written disclosures and the letter required by Independence Standards Board Standard No. 1 as may be modified or supplemented. The Audit Committee shall discuss such reports with the independent auditor, and if necessary in the judgment of the Audit Committee, the committee shall recommend that the Board take appropriate action to ensure the independence of the auditor or replace the auditor.

    E.  MATTERS RELATING TO THE INDEPENDENCE OF THE AUDIT COMMITTEE

    - Periodically review the independence of each member of the Audit Committee and promptly bring to the attention of management and the Board any relationships or other matters that may in any way compromise or adversely affect the independence of any member of the Audit Committee or any member's ability to assist the Audit Committee in fulfilling its responsibilities under this Charter, including any such relationship or other matter that may have caused or may in the future cause the Company to fail to comply with the requirements set forth in the Marketplace Rules of the National Association of Securities Dealers, Inc.

    F.  GENERAL

    - The Audit Committee may be requested by the Board to review or investigate on behalf of the Board activities of the Company or of its employees, including compliance with laws, regulations or Company policies.

    - As necessary, monitor the activities of the Company's legal counsel, including periodic reviews with such counsel regarding material legal matters and the Company's legal compliance.

    - Provide oversight of the Company's implementation of an ethics policy and of the process established to insure compliance with such policy.

    - Perform such other oversight functions as may be requested by the Board.

    - In performing its responsibilities, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and the independent auditor. The Audit Committee shall have the authority to retain special legal, accounting or other professionals to render advice to the committee. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

    - Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor's audit responsibilities, the independent auditor. It also is not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws, regulations or Company policies.

    Adopted by the Board of Directors on July 31, 2002

                                   DETACH HERE

                                      PROXY

                               MOLDFLOW CORPORATION

                               430 BOSTON POST ROAD
                           WAYLAND, MASSACHUSETTS 01778

                PROXY FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
                                 NOVEMBER 19, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                MOLDFLOW CORPORATION

The undersigned acknowledge(s) receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 1, 2002, and hereby constitutes and appoints Suzanne E. Rogers MacCormack and A. Roland Thomas (the "Proxies") and each of them, as Proxies of the undersigned, each with the power to appoint his substitute and to act alone, and authorizes each of them acting singly, to represent and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of Moldflow Corporation, held of record by the undersigned on September 24, 2002, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, November 19, 2002 at 10:00 a.m., local time, and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE SET FORTH IN PROPOSAL 1 AND FOR THE AMENDMENT TO THE COMPANY'S 2000 STOCK OPTION AND INCENTIVE PLAN. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

--------------   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR   --------------
 SEE REVERSE               PROPOSAL 1 AND PROPOSAL 2              SEE REVERSE
    SIDE            APPEARING ON THE REVERSE SIDE HEREOF              SIDE
--------------                                                  --------------

MOLDFLOW CORPORATION
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398

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
---------------------                                     -------------------
  VOTE BY TELEPHONE                                         VOTE BY INTERNET
---------------------                                     -------------------

It's fast, convenient, and immediate!                     It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                      confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683)

----------------------------------------------            ----------------------------------------------------
FOLLOW THESE FOUR EASY STEPS:                              FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY STATEMENT AND               1. READ THE ACCOMPANYING PROXY STATEMENT AND
   PROXY CARD.                                                PROXY CARD.

2. CALL THE TOLL-FREE NUMBER                               2. GO TO THE WEBSITE
   1-877-PRX-VOTE (1-877-779-8683)                            http://www.eproxyvote.com/mflo

3. ENTER YOUR VOTER CONTROL NUMBER LOCATED ON              3. ENTER YOUR VOTER CONTROL NUMBER LOCATED ON
   YOUR PROXY CARD ABOVE YOUR NAME.                           YOUR PROXY CARD ABOVE YOUR NAME.

4. FOLLOW THE RECORDED INSTRUCTIONS.                       4. FOLLOW THE INSTRUCTIONS PROVIDED.
----------------------------------------------            ----------------------------------------------------

YOUR VOTE IS IMPORTANT!                                       YOUR VOTE IS IMPORTANT!
CALL 1-877-PRX-VOTE ANYTIME!                                  GO TO http://www.eproxyvote.com/mflow ANYTIME!
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     DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                                     DETACH HERE

/X/ PLEASE MARK
    VOTE AS IN
    THIS EXAMPLE

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

                                                                                                 FOR  AGAINST  ABSTAIN
1. Election of one Director                       2. To approve an amendment to the Company's    /  /   /  /     /  /
                                                     2000 Stock Option and Incentive Plan to
   Nominee: (01) Roger E. Brooks                     increase the number of shares available
                                                     for issuance by 1,500,000.

                 FOR    WITHHELD
                 / /      / /                        In their discretion, the Proxies are
                                                     each authorized to vote upon such
                                                     other business as may properly come
                                                     before the Annual Meeting and any
                                                     adjournments or postponements thereof.

                                                     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT /  /

                                                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                  PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                  Please sign exactly as name appears hereon. When shares
                                                  are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If executed by a corporation or
                                                  partnership, the proxy should be signed by a duly authorized person of the corporation or partnership, stating his or her title or authority.

Signature ________________ Date: ________________ Signature __________________________ Date: ___________
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